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Exhibit 10.12

SECURITY AND PLEDGE AGREEMENT

        SECURITY AND PLEDGE AGREEMENT, dated as of September 19, 2001 (the "Agreement"), by and between Douglas A. Sabella (the "Pledgor"), and Tumbleweed Communications Corp., a Delaware corporation (the "Pledgee").

        WHEREAS, in consideration for the Pledgee's loan of Two Hundred and Fifty Thousand Dollars ($250,000.00) to the Pledgor, the Pledgor is delivering to the Pledgee a duly executed promissory note, dated the date hereof (such note as it may be amended, modified or supplemented from time to time together with any replacement thereof, the "Note"), in the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) in favor of the Pledgee; and

        WHEREAS, the Pledgor has agreed to pledge the Pledged Securities (as defined below) and the Proceeds (as defined below) to the Pledgee to secure the Pledgor's obligations under the Note.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Grant of Security Interest in Collateral.    The Pledgor hereby grants to the Pledgee, as security for all present and future obligations and liabilities of all kinds of the Pledgor to the Pledgee under the Note and this Agreement (collectively referred to as the "Obligations"), a first priority security interest in the following described property (collectively referred to as the "Collateral"):

          (a)  Except for the 13,888 shares of Pledgee common stock issued to Pledgor in connection with that certain Restricted Stock Agreement dated June 4, 2001 by and between Pledgee and Pledgor, any and all fully paid and nonassessable shares of Pledgee capital stock issued by the Pledgee to the Pledgor including, without limitation, shares of Pledgee common stock issued pursuant to the exercise of stock options to purchase Pledgee common stock (the "Pledged Capital Stock"); and

          (b)  any and all stock options issued by the Pledgor to the Pledgee to purchase shares of Pledgee common stock (the "Pledged Options" and collectively with the Pledged Capital Stock, the "Pledged Securities"); and

          (c)  the certificates, option grants, and any other such documents representing the Pledged Securities and all of the Pledgor's rights and privileges with respect thereto; and

          (d)  the proceeds and accessions of the Pledged Securities (the "Proceeds").

        2.    Pledgor's Covenants.

          (a)  The Pledgor agrees (i) hereafter not to encumber or grant a security interest in or a lien or other encumbrance on the Collateral, and (ii) not to dispose of any of the Collateral except in accordance with the terms of this Agreement.

          (b)  The Pledgor agrees: (i) at any time and from time to time, upon request of the Pledgee, to give, execute, file and/or record any notice, financing statement, continuation statement, instrument, document or agreement that the Pledgee shall consider reasonably necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which the Pledgee may consider reasonably necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest; and (ii) to do other acts or things necessary to keep the Collateral and the Proceeds free and clear of all defenses, rights of offset and counterclaim.

          (c)  The Pledgor agrees to: (i) pay promptly the Obligations secured hereby when due; and (ii) indemnify the Pledgee against all loss, claims, demands and liabilities of every kind arising from the Collateral and the transactions and other agreements and undertakings contemplated hereby.

        3.    Payment of Taxes, Charges, Liens and Assessments.    The Pledgor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral and the Proceeds, and upon the failure of the Pledgor to do so, the Pledgee, at its option, may pay any of them. Any such payments made by the Pledgee shall be obligations of the Pledgor to the Pledgee, due and payable immediately without demand and shall be secured by the Collateral and the Proceeds, subject to all of the terms and conditions of this Agreement.

        4.    Powers of Pledgee.    The Pledgor appoints the Pledgee his true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Pledgee's officers and employees, or any of them, whether or not the Pledgor is in default: (a) to perform any obligations of the Pledgor hereunder in the Pledgor's name or otherwise; (b) to give notice of Pledgee's right under the Collateral to enforce the same; (c) to release security; (d) to resort to security; (e) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Pledgee's interest in the Collateral; (f) after an Event of Default, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (g) after an Event of Default, to preserve or release the interest evidenced by chattel paper to which the Pledgee is entitled hereunder and to endorse and deliver evidences of title incidental thereto; (h) after an Event of Default, to exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, under all Collateral subject to this Agreement; and (i) to do all acts and things and execute all documents in the name of the Pledgor otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

        5.    Events of Default; Remedies.

          (a)  Each of the following shall constitute an event of default ("Event of Default") hereunder: (i) the Pledgor's failure to pay, within fifteen (15) days after the date when such payment is due, any payment of principal or interest on the Note; or (ii) the Pledgor's failure to observe or perform any covenant or agreement contained in the Note; and (iii) the Pledgor's violation of any of the transfer restrictions that may be contained in any restrictive legend contained in Pledgee securities issued to the Borrower.

          (b)  In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Note or by law and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code as in force in the State of California) for the protection and enforcement of its rights in respect of the Collateral. In addition to recourse against the Collateral as provided in this Agreement, the Pledgee shall be entitled to recourse against the Pledgor for the payment of any principal or interest on the Note or for any claim based thereon (including costs of collection).

        6.    No Waiver.    The failure of the Pledgee to exercise any right or remedy under this Agreement or the Note, or delay by the Pledgee in exercising same, will not operate as a waiver thereof. No waiver by the Pledgee will be effective unless and until it is in writing and signed by the Pledgee. No waiver of any condition or performance will operate as a waiver of any subsequent condition or obligation. The Pledgee shall have no obligation to resort to the Collateral or any other security which is or may become available to it.

        7.    Consents to Sales of Pledged Capital Stock.    In the event that the value of the Pledged Capital Stock exceeds the value of the Obligations, and Pledgor desires to sell some or all of that portion of the Pledged Capital Stock which exceeds the value of the Obligations, Pledgor will petition the Board of Directors of the Pledgee for its consent to permit such sale, which consent shall not unreasonably be withheld.

        8.    Miscellaneous.

          (a)  This Agreement, any amendments or replacement hereof, and the legality, validity and performance of the terms hereof, shall be governed by and enforced and construed in accordance with the laws of the State of California without regard to conflicts of laws and principles thereof.

          (b)  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Pledgor, its agents, representatives and successors and shall inure to the benefit of the Pledgee and its successors and assigns and, in the event of any transfer or assignment of rights by the Pledgee, the rights and privileges herein conferred upon the Pledgee shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Agreement and the rights and privileges herein conferred upon the Pledgee may be assigned by the Pledgee without the consent of the Pledgor. This Agreement may not be transferred or assigned by the Pledgor without the written consent of the Pledgee.

          (c)  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any applicable law shall not effect the validity or enforceability of any other provisions hereof.

          (d)  Notices required or permitted to be given under this Agreement shall be in writing and may be delivered personally or sent to a party by airmail or first class mail, postage prepaid and addressed to such party, as follows, or to such other address furnished by notice given in accordance with this paragraph:

    If to the Pledgor:
    Douglas A. Sabella
    21771 Congress Hall Lane
    Saratoga, CA 95070

    If to the Pledgee:
    Tumbleweed Communications Corp.
    700 Saginaw Drive
    Redwood City, California 94063
    Attention:    Chief Financial Officer

Any such notice shall be deemed to have been given, (i) if sent by mail, five (5) days after the date mailed, and (ii) if delivered personally, on the date of delivery.

          (e)  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

          (f)    This Agreement and the security interest and pledge hereunder shall terminate upon the full and final performance of all Obligations of the Pledgor and payment of all indebtedness secured hereby. At such time, the Pledgee shall promptly reassign to the Pledgor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Pledgee in accordance with the terms hereof.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Date: September 19, 2001	PLEDGOR:
/s/ DOUGLAS A. SABELLA Douglas A. Sabella Director, President and Chief Operating Officer
PLEDGEE:
Tumbleweed Communications Corp.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: Chairman and Chief Executive Officer

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  Exhibit 10.12
SECURITY AND PLEDGE AGREEMENT